                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12

                       UNION PACIFIC RESOURCES GROUP INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies.

     (2)  Aggregate number of securities to which transaction applies.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction: $[_____________]

     (5)  Total fee paid: $[_________]

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

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


FOR IMMEDIATE RELEASE
APRIL 26, 2000


       UNION PACIFIC RESOURCES' $93 MILLION FIRST QUARTER INCOME UP ALMOST
             120 PERCENT; CASH FLOW, REVENUES SUBSTANTIALLY HIGHER

FORT WORTH, TEXAS -- Union Pacific Resources Group Inc. (NYSE: UPR) today announced first quarter income from continuing operations of $92.7 million, or $0.37 per share, more than double last year's first quarter income of $42.3 million, or $0.17 per share. Discretionary cash flow increased by nearly 20 percent, to $304.6 million from last year's first quarter $255.8 million, and higher prices for oil and gas pushed operating revenues up more than 25 percent, to $522.3 million, from $415.1 million for the same period last year. The price rebound from 1999 also led to an increase of more than 200 percent in operating income, to $188.5 million, compared to last year's first quarter total of $59.3 million.

         The Company reported first quarter capital expenditures of $155 million, compared to capital spending of $111 million in the first three months of 1999, an increase of 40 percent. The increased spending pushed the North American rig count to an average of 33, versus last year's average of 15 for the same time period.


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         First quarter volumes came in, as expected, at an average of just over
2 billion cubic feet equivalent per day, about one and one-half percent lower than the average for the fourth quarter of 1999. The Company expects second quarter production volumes to continue at essentially the same rates.

         Higher first quarter capital spending did not slow the Company's aggressive debt reduction program. Total debt at the end of the first quarter totaled $2.6 billion after the application of about $200 million from cash flow to year-end 1999 total debt of $2.8 billion. In anticipation of the merger of UPR and Anadarko Petroleum Corporation, the Company plans to accumulate excess cash flow in cash reserves or temporary investments in the second quarter.

         "We had an excellent first quarter," said UPR Chairman, President and Chief Executive Officer George Lindahl III. "It demonstrates the value that we bring to the merger of UPR and Anadarko announced earlier this month. When the merger is complete, the combination of our complementary strengths -- Anadarko's in exploration and ours in exploitation through drilling and completion technology -- should bring us increased opportunities for growth and increased value for our shareholders."

         The shareholders of UPR and Anadarko, and government regulatory bodies, must approve the merger. The new company, which will be based in Houston, will be called Anadarko Petroleum Corporation.

         THIS PRESS RELEASE, OTHER THAN HISTORICAL FINANCIAL INFORMATION, CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON ASSUMPTIONS AND ESTIMATES WE BELIEVE REASONABLE BUT THAT ARE SUBJECT TO A WIDE RANGE OF RISKS AND UNCERTAINTIES. ANY NUMBER OF FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS, INCLUDING POSSIBLE TRANSACTIONS, CHANGES IN OIL AND GAS PRICES, THE TIMING AND RESULTS OF OIL AND GAS DRILLING AND ACQUISITION PROGRAMS, THE SUCCESS OF MANAGEMENT'S COST-REDUCTION AND IMPLEMENTATION ACTIVITIES, EXPECTED PRODUCTION EFFORTS AND VOLUMES, BUDGETED CAPITAL EXPENDITURES AND OTHER RISKS AND UNCERTAINTIES DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION REPORTS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999.

         THE PROPOSED MERGER TRANSACTION INVOLVING UPR AND ANADARKO PETROLEUM CORPORATION WILL BE SUBMITTED TO EACH COMPANY'S SHAREHOLDERS. ALL SHAREHOLDERS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CONCERNING THE MERGER THAT WILL BE FILED WITH THE SEC AND MAILED TO SHAREHOLDERS. THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE MERGER. SHAREHOLDERS WILL BE ABLE TO OBTAIN THE JOINT PROXY STATEMENT/PROSPECTUS AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT UPR AND ANADARKO, WITHOUT CHARGE, AT THE SEC'S INTERNET SITE (http://www.sec.gov). COPIES OF THE JOINT PROXY STATEMENT/PROSPECTUS AND THE SEC FILINGS THAT WILL BE INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, FROM THE CORPORATE SECRETARY OF THE APPROPRIATE COMPANY. INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION, AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, ARE CONTAINED IN UPR'S FILING WITH THE SEC ON SCHEDULE 14A UNDER RULE 14a-12 ON APRIL 7, 2000 AND IN ANADARKO'S FILING OF ITS PRESS RELEASE WITH THE SEC UNDER RULE 425 ON APRIL 3, 2000.

Media Contact:                                       Investor Contact:
Daniel J. Sullivan                                   Patrick Mooney
(817) 321-6527                                       (817) 321-7169

                                                     David R. Larson
                                                     (817) 321-7294


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


                       UNION PACIFIC RESOURCES GROUP INC.
                              STATEMENTS OF INCOME
                          FOR THE PERIOD ENDED MARCH 31
                    (DOLLARS IN MILLIONS, EXCEPT WHERE NOTED)


                                                                 FIRST QUARTER
                                                              ------------------
                                                                2000      1999
                                                              -------    -------
Operating revenues:
   Producing properties                                       $ 479.8    $ 319.0
   Other oil and gas revenues                                     5.0       63.9
   Minerals                                                      37.5       32.2
                                                              -------    -------
         Total operating revenues                               522.3      415.1
                                                              -------    -------
Operating expenses:
   Production                                                   107.9       90.5
   Exploration                                                   30.3       51.6
   Minerals                                                       0.6        0.4
   Depreciation, depletion and amortization                     176.2      183.2
   General and administrative                                    18.8       15.6
   Restructuring charge                                            --       14.5
                                                              -------    -------
          Total operating expenses                              333.8      355.8

Operating income                                                188.5       59.3

Other income (loss) - net                                       (14.8)      11.4
Interest expense                                                (48.9)     (64.3)
                                                              -------    -------
Income before income taxes                                      124.8        6.4
Income tax (expense) benefit                                    (32.1)      35.9
                                                              -------    -------
Income from continuing operations                                92.7       42.3

(Loss) from discontinued operations - net of tax                   --      (23.8)
Gain on sale of discontinued operations - net of tax               --      157.0
Extraordinary gain from extinguishment of debt - net of tax       2.9         --
                                                              -------    -------
Net income                                                    $  95.6    $ 175.5
                                                              =======    =======
Per share:
Income from continuing operations-basic and diluted           $  0.37    $  0.17
Net income - basic and diluted                                $  0.38    $  0.71
Average shares outstanding (millions) basic                     249.3      248.6
Average shares outstanding (millions) diluted                   249.4      248.7


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


                       UNION PACIFIC RESOURCES GROUP INC.
                        STATEMENTS OF FINANCIAL POSITION
                              (DOLLARS IN MILLIONS)

                                     ASSETS


                                          AS OF      AS OF
                                        MARCH 31, DECEMBER 31,
                                          2000       1999
                                        --------  ------------
  Current assets:
       Cash and temporary investments   $   65.6   $  123.7
       Accounts receivable                 326.7      304.4
       Inventories                          53.3       54.7
       Other current assets                 24.5       13.1
                                        --------   --------
              Total current assets         470.1      495.9
                                        --------   --------

  Properties - net                       5,413.5    5,471.0

  Intangible and other assets              175.9      180.0
                                        --------   --------
              Total assets              $6,059.5   $6,146.9
                                        ========   ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY


   Current liabilities:
       Accounts payable                                   $  279.7   $  285.0
       Accrued taxes payable                                  96.2       68.6
       Other current liabilities                             171.4      185.8
       Short-term debt                                         2.3        2.3
                                                          --------   --------
             Total current liabilities                       549.6      541.7
                                                          --------   --------

   Long-term debt                                          2,606.1    2,797.3
   Deferred income taxes                                   1,334.8    1,326.8
   Other long-term liabilities                               548.5      543.6
   Shareholders' equity                                    1,020.5      937.5
                                                          --------   --------
             Total liabilities and shareholders' equity   $6,059.5   $6,146.9
                                                          ========   ========


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


                       UNION PACIFIC RESOURCES GROUP INC.
                            STATEMENTS OF CASH FLOWS
                          FOR THE PERIOD ENDED MARCH 31
                              (DOLLARS IN MILLIONS)


                                                                FIRST QUARTER
                                                            --------------------
                                                              2000        1999
                                                            --------    --------
    Cash provided by operations:
        Net income                                          $   95.6    $  175.5
              Loss from discontinued operations                   --        23.8
              Gain on sale of discontinued business - net         --      (157.0)
              Gain on extinguishment of debt - net of tax       (2.9)         --
                                                            --------    --------
        Net income from continuing operations                   92.7        42.3
        Depreciation, depletion and amortization               176.2       183.2
        Exploration expenses                                    30.3        51.6
        Deferred taxes                                           5.4       (21.3)
                                                            --------    --------
             Discretionary cash flow                           304.6       255.8
         Working capital and other changes                       9.9       (34.1)
                                                            --------    --------
    Cash provided by operations                                314.5       221.7
                                                            --------    --------
    Cash provided (used) by investing activities:
        Capital and exploratory expenditures                  (155.2)     (110.8)
        Proceeds from sales of assets                            5.3       200.2
        Proceeds from sales of discontinued operations            --     1,359.1
        Cash provided (used) by discontinued operations         (2.6)     (169.5)
                                                            --------    --------
    Cash provided (used) by investing activities              (152.5)    1,279.0
                                                            --------    --------
    Cash provided (used) by financing activities:
        Dividends paid                                         (12.4)      (12.4)
        Repayment of long-term debt                           (190.2)   (1,472.9)
        Other financings-- net                                 (17.5)      147.1
                                                            --------    --------
    Cash provided (used) by financing activities              (220.1)   (1,338.2)
                                                            --------    --------
    Net change in cash and temporary investments            $  (58.1)   $  162.5
                                                            ========    ========


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


                       UNION PACIFIC RESOURCES GROUP INC.
                           VOLUME AND PRICE STATISTICS
                          FOR THE PERIOD ENDED MARCH 31

                                                 FIRST QUARTER
                                            ---------------------
                                               2000        1999
                                            ---------   ---------
       Average daily production:
          Natural gas:  (MMcfd)
                United States                   889.9     1,042.7
                Canada                          270.3       276.3
                Other International               7.2         8.1
                                            ---------   ---------
                    Total                     1,167.4     1,327.1

          Natural gas liquids:  (MBbld)
                United States                    27.5        22.1
                Canada                            1.9         2.4
                                            ---------   ---------
                    Total                        29.4        24.5

          Crude oil:  (MBbld)
                United States                    40.1        48.1
                Canada                           29.3        31.3
                      Heavy oil                  14.6        12.8
                      Light oil                  14.7        18.5
                Guatemala                        18.7        21.8
                Venezuela                        18.7        20.4
                Other International               3.9         4.7
                                            ---------   ---------
                    Total                       110.7       126.3

          Total production  (MMcfed)          2,008.5     2,231.7

       Average sales prices:
          Natural gas:  (per Mcf)
                United States               $    2.35   $    1.67
                Canada                           2.16        1.47
                Other International              1.01        1.10
                    Total                        2.29        1.63

          Natural gas liquids:  (per Bbl)
                United States                   17.86        7.62
                Canada                          17.99        6.11
                    Total                       17.86        7.47

          Crude oil:  (per Bbl)
                United States                   21.16       11.37
                Canada                          19.30        7.19
                      Heavy oil                 14.22        6.24
                      Light oil                 24.33        7.86
                Guatemala                       17.44        8.93
                Venezuela                       12.77        9.34
                Other International             22.85       10.15
                    Total                       18.69        9.54

          Total sales price per Mcfe        $    2.63   $    1.59


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


                       UNION PACIFIC RESOURCES GROUP INC.
                                OTHER INFORMATION
                                 AS OF MARCH 31
                    (DOLLARS IN MILLIONS, EXCEPT WHERE NOTED)

                                                                             FIRST QUARTER
                                                                           -----------------
                                                                             2000      1999
                                                                           -------   -------
      Production expenses:
            Lease operating expense and other                              $  73.7   $  73.5
            Severance and property taxes                                      34.2      17.0
                                                                           -------   -------
                 Total  production expenses                                $ 107.9   $  90.5

      Exploration expenses
           Dry hole                                                        $   3.2   $   5.4
           Seismic                                                             6.5       4.6
           Undeveloped leasehold                                              13.5      34.3
           Overhead and other                                                  7.1       7.3
                                                                           -------   -------
                  Total exploration expenses                               $  30.3   $  51.6
                                                                           =======   =======

      Unit costs:  (per Mcfe)
             Production costs (including lease operating expense)          $  0.59   $  0.45
             Lease operating expense and other                                0.40      0.36
             DD&A - exploration & production                                  0.96      0.90
             General and administrative (excluding restructuring charge)      0.10      0.08




                                                              2000           2000     DISCRETIONARY
                                                             PRE TAX      AFTER TAX     CASH FLOW
                                                           -----------   ----------   -------------
Other continuing operations items for the first quarter:
      Foreign currency loss                                $     (5.7)   $     (5.7)   $       --
      Foreign currency gain tax adjustment                         --           4.0           4.0




      HEDGING ACTIVITY (AS OF 04/24/2000)            FIXED                             COLLARS
                                              ----------------------            -----------------------
                                                               NYMEX                              NYMEX
           NATURAL GAS (MMCFD)                VOLUME           PRICE            VOLUME            PRICE
                                              ------           -----            ------            -----
           2Q 2000                             388             $2.43              385          $2.38 - 2.84
           3Q 2000                             323              2.41              461           2.33 - 2.74
           4Q 2000                             187              2.46              322           2.42 - 2.90

           TY 2001                              8               2.40              133           2.63 - 3.30

           CRUDE OIL (MBBLD)
           2Q 2000                              35             20.37               35         17.29 - 21.77
           3Q 2000                              33             20.34               35         17.29 - 21.77
           4Q 2000                              30             20.41               35         17.29 - 21.77

           TY 2001                              --                --               35         20.43 - 25.24


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